SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2002

CROWN AMERICAN REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

Maryland	1-12216	25-1713733
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Pasquerilla Plaza, Johnstown, Pennsylvania 15901

(Address of principal executive offices)

(814) 536-4441

(Registrant's telephone number)

Item 5.  Other Events.

 On March 2, 1997, Crown American Realty Trust (the "Company") filed a registration statement on Form S-3 (Commission File No. 333-26967) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of $300,000,000 of common shares, common share warrants, preferred shares and/or debt securities that may be sold by the Company from time to time pursuant to Rule 415 under the Act.  On July 2, 1997, the Registration Statement was declared effective by the Commission.

 On June 3, 2002, the Company and its subsidiary, Crown American Properties, L.P., entered into an underwriting agreement (the "Underwriting Agreement") with Friedman, Billings, Ramsey & Co., Inc., Ferris, Baker Watts, Incorporated, J.J.B. Hilliard, W.L. Lyons, Inc. and Stifel Nicolaus & Company, Incorporated, dated June 3, 2002, for the public offering of up to 5,750,000 shares of the Company's common shares of beneficial interest (including 750,000 shares to cover the underwriters' over-allotment option) pursuant to the Registration Statement.  On June 4, 2002, the Company filed with the Commission pursuant to Rule 424(b)(2) under the Act a definitive prospectus supplement setting forth, among other things, the public offering price and other terms of the offering as set forth in the Underwriting Agreement (the "Prospectus Supplement").

 In connection with the execution of the Underwriting Agreement and the filing of the Prospectus Supplement with the Commission, the Company is filing this Report on Form 8-K in order to file the Underwriting Agreement and certain additional exhibits to the Registration Statement, which exhibits shall be deemed to be incorporated by reference therein.

 See "Item 7. Financial Statements and Exhibits."

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this report on Form 8-K:
Exhibit No.

Description

1.1

Underwriting Agreement by and among the Company, Crown American Properties, L.P., Friedman, Billings, Ramsey & Co., Inc.,
Friedman, Billings, Ramsey & Co., Inc., Ferris, Baker Watts, Incorporated, J.J.B. Hilliard, W.L. Lyons, Inc. and Stifel Nicolaus & Company, Incorporated, dated June 3, 2002, with respect to the issuance and sale of up to 5,750,000 shares of the Company's common shares of beneficial interest

5.1

Opinion of Reed Smith LLP regarding the validity of the common shares of beneficial interest

8.1

Opinion of Reed Smith LLP regarding certain tax matters

23.1

Consent of Reed Smith LLP (included as part of Exhibits 5.1 and 8.1)

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: /s/ Terry L. Stevens

 Terry L. Stevens

 Executive Vice President and

 Chief Financial Officer

Dated:  June 6, 2002